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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Medicsight, Inc. (Name of Registrant As Specified In Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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MEDICSIGHT, INC.
46 BERKELEY SQUARE
LONDON, UNITED KINGDOM W1J 5AT

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
THE SECURITIES EXCHANGE ACT OF 1934

        This Information Statement of Medicsight, Inc., a Delaware corporation (the "Company"), is being furnished in connection with the taking of certain actions by the holders of the majority of the outstanding eligible votes of the capital stock of the Company. The Information Statement is being mailed on or about July 11, 2003, to holders of record on June 3, 2003 (the "Record Date"), of shares of the Common Stock, par value $.001 per share (the "Common Stock") of the Company.

        The Company's capital structure consists of 100,000,000 authorized shares of Common Stock, of which 21,154,874 shares were issued and outstanding as of the Record Date.

        The following persons or entities (the "Majority Stockholders") own an aggregate of 10,673,975 shares, and accordingly, have the ability to exercise 10,673,975 votes, or 50.5% of all eligible votes as of the Record Date:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Equity Beneficially Owned
STG Holdings PLC 46 Berkeley Square London, United Kingdom W1J 5AT	10,673,642	50.5%
Stefan Allesch-Taylor(1) 46 Berkeley Square London, United Kingdom W1J 5AT	10,673,642	50.5%
Matthew Gill(2) 46 Berkeley Square London, United Kingdom W1J 5AT	10,673,975	50.5%

(1)
Consists of 10,673,642 shares of common stock directly owned by STG Holdings PLC ("STG"). As a significant shareholder and a director of STG, Mr. Allesch-Taylor may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

(2)
Includes 10,673,642 shares of common stock directly owned by STG. As a significant shareholder and director of STG, Mr. Gill may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

        The Majority Stockholders have the ability to, and intend to, approve the proposal described in this Information Statement on or about August 1, 2003 (the "Consent Date"):

        To approve and adopt the proposed amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 100,000,000 to 25,000,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PRINCIPAL STOCKHOLDERS AND
SHARE OWNERSHIP BY MANAGEMENT

        The Company's capital structure consists of 100,000,000 authorized shares of Common Stock, of which 21,154,874 shares were issued and outstanding as of the Record Date. The Company believes there are approximately 800 beneficial owners of its Common Stock. Each share of Common Stock is entitled to one vote per share.

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by:

  •
  each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock;

  •
  each person serving as a director or executive officer of the Company; and

  •
  all executive officers and directors of the Company as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. For purposes of this table, shares subject to outstanding warrants and options exercisable within 60 days of the date of this Information Statement are considered as beneficially owned by the person holding such securities. To our knowledge, except as set forth in this table, we believe that the persons named in this table have sole voting and investment power with respect to the shares shown. Except as otherwise indicated, the address of each of the directors, executive officers and 5% stockholders in this table is as follows: Medicsight, Inc., 46 Berkeley Square, London, UNITED KINGDOM, W1J 5AT.

        Percentage beneficially owned is based upon 21,154,874 shares of Common Stock issued and outstanding as of the Record Date.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Equity Beneficially Owned
5% Beneficial Owners
STG Holdings PLC 46 Berkeley Square London, United Kingdom W1J 5AT	10,673,642		50.5%
Directors and Officers
Stefan Allesch-Taylor	10,673,642	(1)	50.5%
Matthew Gill	10,676,975	(2)	50.5%
Simon Zuanic	—		*
Paul Gothard	—		*
Professor Nadey Hakim	—		*
Dr. Allan Miller	—		*
Total Officers and Directors as a Group (6 persons)	10,676,975		50.5%

*
Less than 0.1%

(1)
Consists of 10,673,642 shares of Common Stock directly owned by STG. As a significant shareholder and a director of STG, Mr. Allesch-Taylor may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

(2)
Includes 10,673,642 shares of Common Stock directly owned by STG. As a significant shareholder and a director of STG, Mr. Gill may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

PROPOSED REDUCTION OF THE COMPANY'S AUTHORIZED SHARES

        The Board of Directors believes that the best interests of the Company and its shareholders will be served by reducing the number of shares that the Company is currently authorized to issue from 100,000,000 shares to 25,000,000 shares. The Board of Directors believes that such a reduction will help the Company conserve cash by reducing the amount of franchise tax the Company is required to pay annually to the State of Delaware.

        The Board of Directors adopted a resolution on June 3, 2003 recommending to the stockholders of the Company that the number of shares that the Company is authorized to issue be reduced from 100,000,000 shares to 25,000,000 shares. Accordingly, the Majority Stockholders have informed the Company that they will approve the following resolution on the Consent Date:

        "RESOLVED, that Paragraph A of Article FOURTH of the Certificate of Incorporation of the Company be amended in its entirety to read as follows:

        A.    The Corporation shall have authority to issue a total of Twenty Five Million (25,000,000) shares of Common Stock, par value $.001 per share."

        Upon consent by the Majority Stockholders to the adoption of the foregoing resolution, the Company will make the necessary filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware.

Dated: July 1, 2003	BY ORDER OF THE BOARD OF DIRECTORS
	By:	/s/ Stefan Allesch-Taylor Chairman

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MEDICSIGHT, INC. 46 BERKELEY SQUARE LONDON, UNITED KINGDOM W1J 5AT
PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT
PROPOSED REDUCTION OF THE COMPANY'S AUTHORIZED SHARES